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                                     EXHIBIT 10.1

                   BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT


    THIS BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT (the "Agreement") is entered into as of the 11th day of April, 1996, between Essex Savings Bank, F.S.B., a federally-chartered stock savings bank (the "Seller"), and Centura Bank, a North Carolina bank (the "Purchaser").

    WHEREAS, the Seller wishes to sell and the Purchaser wishes to purchase the deposits and certain assets of the branch offices operated by the Seller in Greensboro, Raleigh and Wilmington, North Carolina (the "Branches").

    NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements, covenants, representations, warranties and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

                                      ARTICLE 1.
                   TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

1.01 Effective Date. Except as otherwise provided herein, the closing date (hereinafter referred to as the "Effective Date") shall be: (i) the last business day of the month next ending at least ten (10) calendar days following the date on which all regulatory approvals for this transaction, required by law and this Agreement, have been obtained and all waiting periods required by statute have expired so that this sale may be legally consummated in accordance with the terms of this Agreement; or (ii) such other date thereafter as may be mutually agreed to by the parties, which agreement shall not be unreasonably withheld.

1.02  Transfer of Assets and Consideration Therefor.

    (a) Subject to the terms and conditions of this Agreement, the Seller will sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will purchase from Seller, on the Effective Date:

         (i) all of the Seller's right, title and interest in and to certain deposit related loans of the Branches (the "Deposit Loans"), consisting of loans secured by deposit instruments, including but not limited to, savings accounts and certificates, on the books of the Branches as of the close of business on the Effective Date; and

         (ii) all of the Seller's right, title and interest in and to the net amount of proration items, as described in Section 1.09, paid by the Seller on or

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              prior to the Effective Date but relating to periods after the
              Effective Date, and cash and cash equivalents on hand in the Branches.

The purchase price for the Deposit Loans shall be equal to the unpaid principal balance of the Deposit Loans, plus accrued and unpaid interest, as of the close of business on the Effective Date. On the Effective Date, the purchase price for the Deposit Loans shall be calculated based on the unpaid principal balance of the Deposit Loans, plus accrued and unpaid interest, as of 12:01 a.m. of the first day of the month in which the Effective Date occurs (the "Measurement Date"). The purchase price for the Deposit Loans shall be paid by offsetting the purchase price against the deposit liabilities assumed pursuant to Section 1.02(b).

    (b) On the Effective Date, subject to the terms and conditions of this Agreement, and in consideration for the aforesaid sale, assignment, transfer, conveyance and delivery the Purchaser will assume and agree to pay, perform and discharge all deposit liabilities of the Seller, including accrued interest, now existing or hereafter arising and existing as of the close of business on the Effective Date, attributed on the records of the Seller to the Branches (the "Assumed Deposits").

1.03 Payment of Premium. On the Effective Date, subject to the terms and conditions of this Agreement, the Purchaser also shall pay to the Seller a premium (the "Premium") for the Assumed Deposits in the amount of one percent (1%) of the aggregate balance of the Assumed Deposits.

1.04 Purchase of Loans. All Deposit Loans (and any notes, other evidences of indebtedness or security instruments associated therewith) transferred to the Purchaser on the Effective Date pursuant to Section 1.02 shall be transferred without recourse except as provided in this Agreement and without any representations or warranties as to the collectability of any such Deposit Loans or the creditworthiness of any such obligors.

1.05 Obligations of the Seller on the Effective Date. On the Effective Date, the Seller will:

    (a) execute, acknowledge (if appropriate) and deliver to the Purchaser a Bill of Sale in the form attached as Exhibit A hereto;

    (b) deliver to the Purchaser cash or immediately available funds equal to the Assumed Deposits, measured as of 12:01 a.m. on the Measurement Date, less the sum of:

         (i) the unpaid principal balance or par value, respectively, plus accrued and unpaid interest, of the Deposit Loans to be purchased by the Purchaser pursuant to Section 1.02(a)(i), measured as of 12:01 a.m. on the Measurement Date,

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         (ii) to the extent not accounted for in the calculation of the Assumed
              Deposits, all amounts owed by deposit customers as a result of writing a check or similar instrument and creating an overdraft on an account,

        (iii) the net amount of proration items, as described in Section 1.09, paid by the Seller on or prior to the Effective Date but relating to periods after the Effective Date,

         (iv) cash and cash equivalents on hand in the Branches, and


         (v) the Premium, based on the amount of Assumed Deposits as of 12:01 a.m. on the Measurement Date.

    (c) assign, transfer and deliver to the Purchaser such of the records pertaining to the Assumed Deposits and the Deposit Loans and any other records reasonably requested by the Purchaser as exist and are in the Seller's possession or control, as detailed in Section 1.07(g).

The Purchaser agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the signature cards, orders, contracts, forms, taxpayer identification number certifications, and records hereinabove referred to for the joint benefit of itself and the Seller, and that it will permit the Seller and its representatives to inspect, and make extracts from or copies of, any such records, at any reasonable time, and at the expense of the Seller, as shall be reasonably necessary to the Seller for purposes of its records. The Seller agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the files,books of accounts and records as exist and are in Seller's possession pertaining to the past history of the accounts transferred hereunder, including deposit slips, cancelled checks or withdrawal orders, for the joint benefit of itself and the Purchaser, and that it will permit the Purchaser and its representatives to inspect, and make extracts from or copies of, any such files,books of accounts or records, at any reasonable time and at the expense of the Purchaser, as shall be reasonably necessary to the Purchaser for purposes of its records.

1.06 Assumption Agreement. To evidence the assumption by the Purchaser of the liabilities and obligations of the Seller assumed pursuant to this Agreement, the Purchaser and the Seller will execute, acknowledge and deliver, on the Effective Date, an assumption agreement in the form attached hereto as EXHIBIT
B. The Seller acknowledges that the Purchaser does not assume and shall have no liability for any debts, liabilities or obligations of the Seller of any kind whatsoever except as specifically set forth in this Agreement and the assumption agreement.

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 1.07  Certain Transitional Matters.  From and after the Effective Date:

    (a) On or before the Effective Date, the Seller and the Purchaser shall cooperate and take all actions as are necessary to arrange for the direct routing to the Purchaser through the check clearing system of the banking industry, effective immediately following the Effective Date, all checks, drafts and withdrawal orders on forms provided by the Seller and carrying its imprint (including name and transit routing number) drawn against amounts transferred to the Purchaser. Such items will be presented to the Seller's item processor ("BISYS") with other items drawn on the Seller's transit routing number. Upon presentation to BISYS the following process will be employed:

         (i) A copy of the report noting all checks, drafts, withdrawal orders and ACH items presented for payment will be sent via facsimile to the Purchaser.

         (ii) A copy of the report noting ACH and other credit items, with all pertinent information, will be sent via facsimile to the Purchaser.

        (iii) Based on the total debits and total credits reported, the Purchaser will take those steps necessary to make wire transfer payment for the net amount due to the Seller at an account to be provided by the Seller.

         (iv) The items presented for payment and/or credit will be consolidated into a cash letter. Said cash letter will be available for pick up by the Purchaser at BISYS by 4 p.m. the day following the day of presentment or at a mutually agreed upon location and time.

All checks, drafts and withdrawal orders drawn against balances transferred will be consolidated into a cash letter by BISYS for pick up by the Purchaser as specified in Section 1.07(a)(iv) above.

         Within ten days after the Effective Date, checks, drafts and withdrawal orders with the Purchaser's transit routing number should be provided to the holders of all transferred accounts with checks, drafts or withdrawal orders carrying the Seller's transit routing number. After ninety (90) days, or such other period as may be mutually agreed upon by the Seller and the Purchaser, all checks, drafts, and withdrawal orders on forms provided by the Seller and carrying its imprint will be returned to the payee unpaid and will not be available for pick up by the Purchaser.

         All items clearing through Automated Clearing House ("ACH") will be processed and settled by Federal Reserve Bank ("FRB") through the Seller's transit routing number. After presentment of the ACH item, all items settling against accounts transferred to

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the Purchaser will be provided to the Purchaser on a daily ACH clearing report to allow posting of the item to the transferred account. Immediately after the effective date, the Purchaser shall use its reasonable best efforts to provide notification of changes to the FRB to request the change of the transit routing number to the Purchaser's number on all ACH items settling to a transferred account. After ninety (90) days, or such other period as may be mutually agreed upon by the Seller and the Purchaser, the ACH item will be returned to the originator and the daily ACH report will not be available to the Purchaser.

         The Purchaser agrees to pay the Seller for all checks, drafts and withdrawal orders drawn against funds transferred to the Purchaser and ACH debit items presented to the Seller drawn against transferred accounts less ACH credit items payable to transferred accounts each day by wire transfer. If ACH credit items exceed debit items, the Seller agrees to make payment to the Purchaser each day via wire transfer.

    (b) After the Effective Date, the Purchaser agrees to pay in accordance with law, up to the collected amount on deposit to the extent of the amount transferred to the Purchaser on the Effective Date (and any other funds available by reason of any agreement between the depositor and the Purchaser), all properly drawn and presented checks, drafts and withdrawal orders presented to the Purchaser by mail, over its counters or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by the Seller, or by the Purchaser.

    (c) If any of such depositors, instead of accepting the obligation of the Purchaser to pay the Assumed Deposits, shall demand payment from the Seller for all or any part of the Assumed Deposits, the Seller shall not be liable or responsible for making such payment. Instead, the Seller may, at its discretion, assume custody of the check or other item presented for payment on an account which has been transferred with the Branches, and shall immediately forward such items to the Purchaser in the manner provided in subsection (a) above. The Seller shall not, at any time, be liable or responsible for making payment on such items by reason of its obtaining custody of them for transmittal to the Purchaser.

    (d) The Purchaser agrees, no later than noon of the second business day after demand by the Seller, to pay the Seller an amount equivalent to the amount of any uncollected item included in a depositor's balance as of the close of business on the Effective Date which is returned on or within thirty (30) days after the Effective Date as uncollected within the time contemplated by applicable clearinghouse rules and applicable federal regulations and that is not charged directly to the depositor's account with the Purchaser. Provided the Purchaser has not honored checks written on uncollected funds, the extent to which the Purchaser shall be required to make such payment for an item shall be limited to the amount on deposit with the Purchaser at the time the Seller makes the demand aforesaid. Uncollected funds will be defined by the Seller's availability schedules pursuant to Regulation CC.

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    (e)  If the balance due on any Deposit Loan has been reduced by the Seller as the result of a payment by check received on or prior to the Effective Date, which item is returned within thirty (30) days after the Effective Date as uncollected within the time contemplated by applicable clearinghouse rules, the asset value represented by the Deposit Loan shall be correspondingly increased and an amount in cash equal to such increase shall be paid by the Purchaser to the Seller after the Effective Date upon demand.

    (f) Not later than the last business day of the month following the month in which the Effective Date occurs (the "Settlement Date"), the Seller and the Purchaser shall reconcile the amount of cash or immediately available funds paid by the Seller to the Purchaser on the Effective Date pursuant to Section 1.05(b) by recalculating the amount payable pursuant to Section 1.05(b) by substituting measurements of Deposit Loans and Assumed Deposits, plus accrued interest, as of the close of business on the Effective Date for the measurements as of the Measurement Date that were utilized on the Effective Date, and by making such adjustments to the amounts of proration items utilized for the purposes of
Section 1.05(b)(iii) as shall be necessary to reflect bills and invoices received after the Effective Date. On the Settlement Date, the Seller shall make an additional payment to the Purchaser, or the Purchaser shall refund to the Seller, as the case may be, in cash or immediately available funds, the amount necessary (i) to adjust the amount originally paid by the Seller on the Effective Date to the amount that would have been paid if measurements as of the close of business on the Effective Date had been utilized on the Effective Date,
(ii) to reflect such adjustment to the proration items, and (iii) to pay to the Purchaser any payments on any of the Deposit Loans received by the Seller after the Effective Date.

    (g) The Seller will provide the following records pertaining to the Assumed Deposits as are contained in the BISYS system at no charge to the
Purchaser:


         - At least thirty (30) days prior to the Effective Date, a printed copy of all information contained in the customer information file (customer name, tax I.D., address(es), account relationships, etc.) and all customer financial data reasonably required by the Purchaser and an unlabeled, standard display format (EBCIDIC) and a comma delineated or other word processing format, fixed record length, machine readable tape copy with blocks not exceeding 5,000 bytes.

         - On or immediately preceding the business day next following the Effective Date, a printed copy of information contained in the customer information file (customer name, tax I.D., address(es), account relationships, etc.) and all customer financial data reasonably required by the Purchaser as of the close of business on the Effective Date and an unlabeled, standard display format (EBCIDIC), fixed record length, machine readable tape copy with blocks not exceeding 5,000 bytes.

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         The Seller will also provide reasonable assistance to the Purchaser prior to and for a period of forty-five (45) days after the Effective Date in the deconversion of the deposit records relating to the Branches from the BISYS system presently used by the Seller, and will assist the Purchaser, at Purchaser's request and expense, in extending the contract of the Seller with BISYS for the Purchaser's account and in providing any special deconversion assistance to the Purchaser; provided that unless the Purchaser has requested such an extension, any termination or similar fee and all reasonable expenses incurred by the Seller associated with such deconversion shall be borne by the Seller. In the event such an extension is requested, all expenses incurred must be approved by the Purchaser and billed directly to the Purchaser by BISYS.

    (h) On or before the Effective Date, the Seller will cancel all automatic teller machine (ATM) cards issued by it to customers of the Branches. At least thirty (30) days prior to the Effective Date, the Seller will furnish to the Purchaser a printed copy of the Seller's complete ATM cardholder information, including PIN numbers (to the extent such information is available to the Seller).

    (i) The Seller will return to the Federal Reserve Bank all incoming wires received after the Effective Date relating to accounts assumed by the Purchaser.

    (j) The Seller will render a final statement as of the Effective Date to each depositor of an account assumed under this Agreement.

1.08 Indemnification.

    (a) The Seller shall indemnify, hold harmless and defend the Purchaser from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries and utility charges, which the Purchaser may receive, suffer or incur relating to matters that arise from ownership and operation of the Branches on or before the Effective Date. The Seller agrees further to defend, indemnify and hold harmless the Purchaser against all claims, losses, liabilities (including reasonable legal fees) and obligations resulting from any material breach of this Agreement, or from any breach of any representation or warranty made by the Seller in the Agreement or in any certificate delivered to the Purchaser hereunder. The Purchaser will give the Seller written notice of a threatened or pending claim within thirty (30) calendar days (except in the case where the Purchaser's first notice is its receipt of the complaint, in which case such time for giving Notice shall be fifteen (15) calendar days) of its learning about such claim, together with a statement of facts known to it regarding such claim. The Seller will then have forty-five (45) calendar days from the date it received such notice to investigate the claim and determine whether it will elect to assume the defense of the matter involving such claim. If it does so elect, the Seller will be given the Purchaser's full cooperation and assistance in maintaining

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said defense.  The Seller shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without the Seller's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Seller under this paragraph shall survive the Effective Date.

    (b) The Purchaser shall indemnify, hold harmless and defend the Seller from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries and utility charges, which the Seller may receive, suffer or incur relating to matters that arise from the Assumed Deposits or the Deposit Loans after the Effective Date. The Purchaser agrees further to defend, indemnify, and hold harmless the Seller from and against all claims, losses, liabilities (including reasonable legal fees) and obligations resulting from any material breach of this Agreement, or from any breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate delivered to the Seller hereunder. The Seller will give the Purchaser written notice of a claim within thirty (30) calendar days (except in the case where the Seller's first notice is its receipt of a complaint, in which such time for giving notice shall be fifteen (15) calendar days) of its learning about such claim, together with a statement of facts known to it regarding such claim. The Purchaser will then have forty-five (45) calendar days from the date it receives such notice to investigate the claim to determine whether it will elect to assume the defense of the matter involving such claim. If it does so elect, the Purchaser will be given the Seller's full cooperation and assistance in maintaining such defense. The Purchaser shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without the Purchaser's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Purchaser under this paragraph shall survive the Effective Date.

1.09 Prorata Adjustment of Expenses. All deposit insurance premiums and similar expenses relating to the Assumed Deposits shall be prorated between the parties as of the close of business on the Effective Date.

1.10 Essex Property. The Seller shall be entitled to retain all of the furniture, fixtures and equipment used in the operation of the Branches, including but not limited to (a) all signage displaying the "Essex" name and/or trademarks or service marks utilized by the Seller in the conduct of its business, and (b) all software and dedicated lines associated with Seller's internal data processing and internal communications systems.

                                      ARTICLE 2.
                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

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2.01  Corporate Organization and Powers.  The Seller is a federally chartered capital stock savings bank duly organized, validly existing and in good standing under the laws of the United States of America and the rules and regulations of the Office of Thrift Supervision ("OTS"). The Seller has the corporate power and authority to own its properties, to effect this transaction and carry on its business as presently conducted. The Seller's deposits are, subject only to monetary limits established by law and regulation, insured by the Savings Association Insurance Fund ("SAIF").

2.02 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of this sale or the Seller's performance hereunder, will violate or conflict with: (i) the Charter or Bylaws of the Seller; (ii) any provision of any agreement or any other restriction of any kind to which the Seller is a party or by which the Seller is bound; or (iii) any statute, law, decree, regulation or order of any governmental authority, once the governmental consents referred to in this Agreement are obtained; or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which the Seller is a party.

2.03 Corporate Authority. The execution and delivery of this Agreement, the consummation of this sale and the Seller's performance hereunder, have been duly authorized by the Board of Directors of the Seller. No further corporate authorization on the part of the Seller is necessary to consummate the transaction.

2.04 No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Seller threatened, against the Seller, wherein an unfavorable decision, ruling or finding would materially and adversely affect the Branches, the assets or liabilities being transferred or assumed pursuant to this Agreement, the transactions contemplated by this Agreement, or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the transactions contemplated herein or any approval, consent or permission required to be obtained by the Seller hereunder.

2.05 Deposit Loans. The outstanding principal and interest balances of each Deposit Loan does not exceed the balance of the deposit account with which it is associated.

2.06 Compliance with Laws. The Seller's operation of the Branches is in compliance in all material respects with all applicable laws, statutes and governmental regulations that relate to the Seller or its operation of the Branches.

2.07 Employment Contracts. The Seller has no employment contracts with any employees who are employed by Seller in connection with the Branches. Except as provided in Section 5.04 below, no liability or obligation to any of Seller's employees will be transferred to the Purchaser pursuant to this Agreement or the transactions contemplated hereunder.

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2.08  Finders or Brokers.  The Seller has not in any manner whatsoever paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against any party hereto for any brokerage commission or finder's fee or other like payment.

2.09 Limitation of Warranties. Except as may be expressly represented or warranted in this Agreement by the Seller, the Seller makes no representations or warranties whatsoever with regard to any assets being transferred to the Purchaser, or liability or obligation being assumed by the Purchaser.

                                      ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Seller the following:

3.01 Corporate Organization. The Purchaser is a financial institution duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was established. The Purchaser has the corporate power and authority to own or lease its properties, to effect the transactions contemplated hereby and to carry on its business as presently being conducted. The Purchaser's deposits are insured, subject only to monetary limits established by law or regulation, by the Bank Insurance Fund.

3.02 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of this sale or the Purchaser's performance hereunder, will violate or conflict with: (i) the Articles of Incorporation or the Bylaws of the Purchaser; (ii) any provision of any agreement or any other restriction of any kind to which the Purchaser is a party to or by which the Purchaser is bound; or
(iii) any statute, law, decree, regulation or order of any governmental authority, once the governmental consents referred to in this Agreement are obtained, or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which the Purchaser is a party.

3.03 Corporate Authority. The execution and delivery of this Agreement, and the consummation of this sale and the Purchaser's performance hereunder, have been duly authorized by the Purchaser. No further corporate authorization on the part of the Purchaser is necessary to consummate this transaction.

3.04 No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Purchaser threatened, against the Purchaser, wherein an unfavorable decision, ruling or

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finding would materially and adversely affect the Branches, the assets or liabilities being transferred or assumed pursuant to this Agreement, the transactions contemplated by this Agreement, or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the transactions contemplated herein or any approval, consent or permission required to be obtained by the Purchaser hereunder.

3.05 Finders or Brokers. The Purchaser has not in any manner whatsoever paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Purchaser directly and without the intervention of any person in such manner as to give rise to any valid claim against any party hereto for any brokerage commission or finder's fee or other like payment.

                                     ARTICLE 4.
                    CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE

Pending the Effective Date, and except as otherwise consented to by the Purchaser or provided for by this Agreement, the Seller will carry on its business at the Branches and maintain its deposit rates at the Branches in a manner consistent with its past practice. The Seller further agrees to use reasonable efforts to preserve for the Purchaser the goodwill of its customers and others having relations with the business normally conducted at the Branches, and to cooperate with and assist the Purchaser in assuring the orderly transition of such business from the Seller to the Purchaser. Nothing in this paragraph shall be construed as requiring the Seller to engage in any activities or efforts outside of the ordinary course of business as presently conducted.

                                     ARTICLE 5.
             OBLIGATIONS OF THE PARTIES PRIOR TO AND AFTER EFFECTIVE DATE

5.01 Full Access. The Seller shall afford to the officers, employees and authorized representatives of the Purchaser access to the properties, books and records pertaining to the Branches, upon reasonable notice by the Purchaser to the Seller and at reasonable times, in order that the Purchaser may have full opportunity to make such investigations as it shall desire, of the affairs of the Seller relating to the Branches. The officers of the Seller will furnish the Purchaser with such additional financial and operating data and other information as to its business at the Branches as the Purchaser shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the transactions contemplated by this Agreement. Nothing in this Section 5.01 shall be deemed to require the Seller to breach any obligation of confidentiality.

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5.02  Regulatory Applications.  Each party shall prepare and file, with the cooperation of the other, as soon as practicable, but no event later than 30 days following the date of this Agreement, such applications, as required by law, to the appropriate Federal and/or State regulatory authorities for approval for the Seller and the Purchaser, respectively, to effect the transactions contemplated by this Agreement, and the parties hereto shall, if required by applicable statute or regulation, publish appropriate notice of the sale. The parties agree to use their good faith reasonable efforts to obtain such approval in a diligent manner and on a priority basis. Each party shall pay its own regulatory application fees, publication costs, if any, and legal expenses.

5.03 Further Assurances. Both parties hereby agree to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement, and the Seller agrees to give such bills of sale, acknowledgments and other instruments of conveyance and transfer as, in the reasonable judgment of the Purchaser, shall be necessary and appropriate to vest in the Purchaser legal and equitable title to the assets of the Seller being sold hereunder, free and clear of all liens and encumbrances. The Seller also agrees to provide the Purchaser with all information necessary to enable the Purchaser to comply with all tax reporting obligations for 1996 related to the Assumed Deposits (including Individual Retirement Accounts) and Deposit Loans.

5.04 Retention of Employees. The Purchaser agrees that it will offer employment to any or all employees of the Seller at the Branches who are still so employed by the Seller as of the close of business on the Effective Date, on terms and conditions comparable to those provided either by the Seller to such employees or by the Purchaser to similar employees. Each employee will have the right to carry over to its employment by the Purchaser all accrued but unused vacation time and sick leave. A schedule of each employee's accrued but unused vacation time and sick leave as of March 31, 1996 is attached as EXHIBIT C.
Each employee has the option of accepting the offer of employment by the Purchaser, and the Seller will use reasonable efforts to encourage the employees to accept the Purchaser's offer. Employment by the Purchaser will commence as of the close of business on the Effective Date, and the Seller will terminate the employment of each employee (and their participation in employee benefit plans of the Seller) as of the close of business on the Effective Date. The Purchaser agrees that if any employee accepting employment with the Purchaser is discharged by the Purchaser within three (3) months of the Effective Date, such employee will receive severance benefits in accordance with the terms and conditions applicable to the Purchaser's own employees in like circumstances.

5.05 Confidentiality. From and after the Effective Date, the Seller will keep confidential and will not furnish to any other person the names of the deposit and other customers of the Branches other than as may be required under applicable law or in connection with the defense of any claim. Further, for a period of twelve months following the Effective Date, the Seller will not specifically target and solicit customers whose accounts have been assumed by the

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

Purchaser. This restriction shall not apply to solicitations conducted in the ordinary course of business by the Seller's mortgage origination affiliate.

5.06 Best Efforts. The Purchaser and the Seller each agree to use their reasonable best efforts to ensure the occurrence of the Effective Date not later than July 31, 1996.

5.07 SAIF Assessment. The Seller and the Purchaser acknowledge that the United States Congress is presently considering a number of measures designed to recapitalize the SAIF, including the imposition of a one-time special assessment on institutions the deposits of which are insured by the SAIF (a "Special Assessment"). The Seller agrees that it will remain liable for, and will indemnify the Purchaser for the payment of, any Special Assessment or portion of any Special Assessment that is based upon the deposits of the Branches at any time prior to or as of the Effective Date, regardless of the date when such Special Assessment is imposed. However, the Seller shall not be liable for the amount of any Special Assessment to the extent that it is based upon deposit balances in excess of the Assumed Deposits.

                                     ARTICLE 6.
                        CONDITIONS TO PURCHASER'S OBLIGATIONS

Each and every obligation of the Purchaser under the Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

    (a) The representations and warranties made by the Seller in this Agreement shall be true in all material respects at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Purchaser.

    (b) The Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Date.

    (c) From the date of this Agreement through the close of business on the Effective Date, there shall have been no material adverse change, not cured, in the business or material conditions (financial or otherwise) affecting the Branches or the assets to be acquired by the Purchaser, except for any changes permitted or contemplated by the terms hereof, or consented to by the Purchaser.

    (d) As of the close of business on the Effective Date, no action, suit or proceeding shall be pending or threatened: (i) against the Seller which might materially and adversely affect the business of the Branches or the other assets to be acquired by the Purchaser; or (ii) against either party pertaining to this transaction.

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


    (e) The Seller shall have made delivery to the Purchaser of the items described in Sections 1.05(a) and 1.05(c).

    (f) The Seller shall have delivered to the Purchaser all appropriate tax affidavits, IRS "B" and "C" notices regarding taxpayer identification numbers and withholding, and schedules listing the deposit customers of the Branches and the Deposit Loans, each as of the Measurement Date or such later date on or prior to the Effective Date as is practicable under the circumstances.

    (g) The Purchaser shall have received from the appropriate regulatory authorities unconditional approval to effect the transactions contemplated by this Agreement.

                                      ARTICLE 7.
                        CONDITIONS TO THE SELLER'S OBLIGATIONS

Each and every obligation of the Seller under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

    (a) The representations and warranties made by the Purchaser in this Agreement shall be true in all material respects at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Seller.

    (b) The Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Date.

    (c) The Seller shall have received from the appropriate regulatory authorities unconditional approval to effect the transactions contemplated by this Agreement.

                                      ARTICLE 8.
              CONDITIONS TO THE SELLER'S AND THE PURCHASER'S OBLIGATIONS

Each and every obligation of the parties under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions: approval by the appropriate regulatory authorities shall have been obtained; the consent of the appropriate regulatory authorities to the assumption by the Purchaser of the Assumed Deposits shall have been obtained; and termination of branch operations conducted by the Seller at the Branches' locations and the Seller's consummation of this sale shall not have been objected to by the appropriate regulatory authority.

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

                                      ARTICLE 9.
                                     TERMINATION

9.01 Methods of Termination. This Agreement may be terminated at any time, but not later than the Effective Date:

    (a)  By mutual agreement of the Purchaser and the Seller; or

    (b) By the Purchaser if any of the conditions provided for in Article 6 of this Agreement shall not have been met or waived in writing by the Purchaser at the earlier of the time established for the Effective Date or September 30, 1996; or

    (c) By the Seller if any of the conditions provided for in Article 7 of this Agreement shall not have been met or waived in writing by the Seller at the earlier of the time established for the Effective Date or September 30, 1996; or

    (d) By either party if any of the conditions provided for in Article 8 shall not have been met at the earlier of the time established for the Effective Date or September 30, 1996.

9.02 Procedure Upon Termination.  In the event of termination pursuant to
Section 9.01 hereof, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or parties having the right to terminate. If this Agreement is terminated as provided herein:

    (a) Each party will redeliver all documents, work papers and other materials of the other party relating to this transaction, whether so obtained before or after the execution hereof, to the party furnishing the same; and

    (b) All information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons to the detriment of the party furnishing such information or if otherwise prohibited by state or federal law.

    (c) Nothing contained in this Article shall be deemed to excuse either party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

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

 9.03  Payment of Expenses.  If this Agreement is terminated as provided herein:

    (a) then if this Agreement has been terminated because of the Purchaser's failure to perform and comply in all material respects with its obligations under this Agreement, then the Purchaser shall be liable for the reasonable expenses of the Seller incurred in connection with the transactions contemplated by this Agreement.

    (b) then if this Agreement has been terminated because of the Seller's failure to perform and comply in all material respects with its obligations under this Agreement, then the Seller shall be liable for the reasonable expenses of the Purchaser incurred in connection with the transactions contemplated by this Agreement.

                                     ARTICLE 10.
                               MISCELLANEOUS PROVISIONS

10.01 Amendment and Modification. The parties hereto, by mutual consent of their respective duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

10.02 Assignment. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, prior to the Effective Date, by either of the parties hereto without the prior written consent of the other.

10.03 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.04 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

10.05 Survival of Representations and Warranties. The respective representations and warranties of the parties hereto contained herein shall survive for a period of eighteen (18) months after the Effective Date, unless stated otherwise herein.

10.06 Payment of Expenses. Each party herein shall pay for its own expenses incurred in connection with the transactions contemplated by this Agreement except as stated otherwise herein. Except as otherwise provided herein, any expenses, fees and costs necessary for any approvals of the appropriate Federal and/or State regulatory authorities or for any notice to depositors of the assumption of deposit liabilities provided for in this Agreement shall be paid by the parties responsible for obtaining such approval or giving such notices.

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


10.07 Governing Law. This Agreement shall be deemed to have been made and executed in the State of North Carolina, and shall be governed by the laws of the State of North Carolina.

10.08 Customer Notices. The Seller shall permit the Purchaser access to names and addresses of depositors, including Individual Retirement Account ("IRA") customers, of the Branches at least 30 days prior to the Effective Date for purposes of preparing for publication and direct mailings. In addition, the Seller will give all legally required notices to its customers at the Branches. With respect to the transfer of any IRA accounts at the Branches, the Seller shall comply with all laws and regulations relating to the prior notification of the transfer of IRA accounts.

10.09 Addresses for Notice, etc. All notices, requests, demands and other communications provided for hereunder and under the related documents shall be in writing (including telegraphic and facsimile communications) and mailed (by registered or certified mail) or telegraphed or delivered in person or by facsimile to the applicable party at the addresses indicated below.


    If to the Seller:        Mr. Gene D. Ross
                             Chief Executive Officer
                             Essex Savings Bank, F.S.B.
                             200 Golden Oak Court
                             Suite 200
                             Virginia Beach, VA 23452

    With a copy to:          James J. Wheaton, Esq.
                             Willcox & Savage, P.C.
                             1800 NationsBank Center
                             Norfolk, VA 23510

    If to the Purchaser:     Mr. Frank Pattillo
                             Senior Executive Vice President and
                             Chief Financial Officer
                             Centura Banks, Inc.
                             134 North Church Street
                             Rocky Mount, NC 27804

    With a copy to:          John B. Fleming, Jr.
                             Assistant General Counsel
                             Centura Bank
                             P.O. Box 1220
                             Rocky Mount, NC 27802

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

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

10.10 No Third Party Beneficiaries. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right with respect to any person or entity not a party to this Agreement.

10.11 Confidentiality. The Seller and the Purchaser agree that they will not, without the consent of the other, issue any press releases or make any public disclosure regarding the transactions contemplated by this Agreement, except as otherwise required by law. The Seller and the Purchaser agree that the terms of this Agreement are confidential, and shall not be disclosed to any other party, except as otherwise required by law or with the consent of the other. The Seller and the Purchaser acknowledge that it is contemplated that the Purchaser will issue a press release, subject to the Seller's review and consent, in connection with the execution of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed as of the date first written above.

                                  ESSEX SAVINGS BANK, F.S.B.


                                  By:  /S/ GENE D. ROSS
                                        -----------------------
                                       Gene D. Ross
                                       Chief Executive Officer


                                  CENTURA BANK, a North Carolina bank


                                  By:  /S/ MICHAEL R. HILTON
                                        ----------------------
                                       Michael R. Hilton
                                       Controller

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